U.S. Securities and Exchange Commission

Washington, D.C. 20549



Form 8-K


CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 1, 2008

Commission File No. 33-17966-LA



INTERNATIONAL WOOD CORPORATION
A Colorado Corporation            EIN: 94-3030021

8353 W. Oakland Park Blvd. # 100
Sunrise, FL 33351

Telephone: 954-549-8181


Item 1.  Change in Control of Registrant.

     On August 1, 2008, Gorski Sober Living Centers,
Inc., a Delaware Corp., "Gorski", located in Sunrise,
Florida issued 2,000,000 shares of its preferred shares in exchange for 19,421,444 of common shares of Elliott
Sassoon, the principal shareholder of Registrant. This in a change of control of Registrant. The preferred shares may be exchanged on a one to one basis for common shares of Gorski once the common shares become eligible for trading. In addition to the issuance of 2,000,000 shares
Gorski agreed that it would employ Elliott Sassoon on a five year employment contract when Gorski has raised
$ 500,000 on its pending private placement and the approval of audited financial statements for the Registrant. Gorski will pay the cost of the audits.

     The employment contract will be at the rate of $ 7,500 per month. In addition Gorski agreed to pay
Sassoon $ 12,500 in reimbursement of legal fees in Brazil at the time of exchange as additional consideration with the understanding $ 2,500 of that amount would be paid to Low Cost Legal for costs associated with the transfer.

     Gorski is a private company that had approximately
30 shareholders. As of February 28, 2008, Gorski had
25,247,004 common shares issued. The controlling persons of Gorski who would now have indirect control of the Registrant are as follows:


Name                               Common Shares
owned

E & T Financial Trust                    3,333,333
Roy Schwartz and Spouse             3,333,334
Roy Schwartz Trust (1)                  6,666,667
Roy Schwartz Family Trust            3,333,334
J & B Financial Trust (2)                3,333,333
ESOP (3)                                         1,571,669
E & Z Financial Trust (2)                 3,333,334
J & E Financial Trust (2)                 3,333,334
Tresa Watson                                    50,000
Harvey Scholl                                    50,000
Richard Davela                                  50,000


     Total                              25,055,005


_____
(1) Roy Schwartz is the trustee of this trust with power to vote the shares.
(2) Esther Bittleman is the trustee of this trust with power to vote the shares. Esther Bittleman is the mother of J. R. Bittleman and Grandmother of Joshe Bittelman.
(3) Joshe Bittleman is the administrator of the Employee Stock Option Plan with power to vote the shares until such time as they are transferred to an employee. As of this date no shares of common stock have been transferred.


Item 6.  Resignation of Registrant's Directors

     On May 15, 2008, Elliott Sassoon and Alipio
Motta resigned as directors of the corporation. Their resignations were effective on August 1, 2008, when a new Board of Directors was elected. The following persons were elected as Directors of the Registrant, David Lilly, Roy I. Schwartz, Joshe Bittleman, Esther
Bittleman, Nancy Esteves, Alfredo Esteves, Zulfiqar
Lakha, Dennis Thomas and Abubakar Shaikhani. The following persons were elected as officers of the Registrant, David Lilly, CEO, Roy I. Schwartz,
President, Esther Bittleman, Secretary, Nancy Estebes,
Vice President Marketing, Alfredo Estebes, Vice President
 Marketing and Zulfiqar Lakha, Chief
Financial Officer, Joshe Bittelman, Vice President
Sales.

     David Lilly is a retired attorney who has been a shareholder of the registrant for many years. Roy I.
Schwartz is a retired Certified Public Accountant and is currently the President of Gorski Sober Living
Centers, Inc. of Sunrise, Florida. Joshe Bittleman is a director of Gorski Sober Living Centers, Inc. Esther
Bittleman is a shareholder of Gorski Sober Living
Centers, Inc. and Director of Gorski Sober Living
Centers, Inc.,

     Dennis Thomas is the President of Geothermal
Power of America, Inc., a Nevada based geothermal power company. Nancy Esteves and Alfredo Esteves are Directors of Gorski Sober Living Centers, Inc.,
Zulfiqar Lakha is a Director of Memon Investments,
Inc. USA. He helps oversee the operations and financial management of Gorski Sober Living Centers
Inc. and is also a shareholder of Gorski, Abubakar
Shaikhani, is the Chairman of Memon Group of Companies Private Ltd USA and UAE. He is the uncle of Zulfiqar Lakha.


Item 7.  Financial Statements.

     No current financial statements of Registrant or Gorski Sober Living Centers, Inc. are available at this time.



SIGNATURE

     In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, this registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



International Wood Corporation


Dated:     August 6, 2008


By:  /s/ David Lilly
     David Lilly, Chief Executive Officer and a Director